CSFB04-AR04_PRELIM - Price/Yield - I-A-4

Balance	[Contact Desk]	Delay	24	Formula	See Below*	WAC(1)	4	WAM(1)	357
Coupon	3.706	Dated	4/1/04	NET(1)	4.071	WALA(1)	2
Settle	4/30/04	First Payment	5/25/04

* PAYS GROUP NET WAC LESS [0.3656%] THROUGH MONTH 33, THEN NET WAC LESS [0.2390]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7643]%
RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL
							(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)
Price	15CPR-Call(Y)	20CPR-Call(Y)	22CPR-Call(Y)	25CPR-Call(Y)	27CPR-Call(Y)	30CPR-Call(Y)	35CPR-Call(Y)	40CPR-Call(Y)	45CPR-Call(Y)	50CPR-Call(Y)

101-12	2.9164	2.8560	2.8298	2.7883	2.7590	2.7127	2.6281	2.5328	2.4257	2.3031
101-12+	2.9089	2.8479	2.8215	2.7796	2.7500	2.7032	2.6178	2.5216	2.4135	2.2897
101-13	2.9015	2.8398	2.8132	2.7708	2.7410	2.6938	2.6075	2.5104	2.4012	2.2763
101-13+	2.8940	2.8318	2.8048	2.7621	2.7320	2.6843	2.5972	2.4992	2.3890	2.2629
101-14	2.8865	2.8237	2.7965	2.7533	2.7229	2.6748	2.5870	2.4880	2.3768	2.2495
101-14+	2.8790	2.8156	2.7881	2.7446	2.7139	2.6653	2.5767	2.4768	2.3645	2.2360
101-15	2.8715	2.8075	2.7798	2.7359	2.7049	2.6559	2.5664	2.4656	2.3523	2.2227
101-15+	2.8640	2.7995	2.7715	2.7271	2.6959	2.6464	2.5561	2.4544	2.3401	2.2093
101-16	2.8565	2.7914	2.7632	2.7184	2.6869	2.6369	2.5458	2.4432	2.3279	2.1959
101-16+	2.8491	2.7833	2.7548	2.7097	2.6779	2.6275	2.5355	2.4320	2.3157	2.1825
101-17	2.8416	2.7752	2.7465	2.7009	2.6688	2.6180	2.5253	2.4208	2.3034	2.1691
101-17+	2.8341	2.7672	2.7382	2.6922	2.6598	2.6086	2.5150	2.4096	2.2912	2.1557
101-18	2.8266	2.7591	2.7299	2.6835	2.6508	2.5991	2.5047	2.3985	2.2790	2.1423
101-18+	2.8192	2.7511	2.7216	2.6748	2.6418	2.5897	2.4945	2.3873	2.2668	2.1290
101-19	2.8117	2.7430	2.7132	2.6661	2.6328	2.5802	2.4842	2.3761	2.2546	2.1156
101-19+	2.8042	2.7349	2.7049	2.6573	2.6238	2.5708	2.4740	2.3649	2.2424	2.1023
101-20	2.7967	2.7269	2.6966	2.6486	2.6148	2.5613	2.4637	2.3538	2.2302	2.0889

Spread @ Center Price**	86.20	88.30	89.10	90.00	90.30	90.40	89.30	86.60	82.30	75.90
WAL	2.17	2.01	1.94	1.85	1.79	1.70	1.56	1.43	1.30	1.19
Principal Window	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR-6MO	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160
LIBOR-1YR	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330
CMT-1YR	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213

** Spread to SWAP Curve:

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.110	1.160	1.330	1.618	1.905	2.434	2.875	3.235

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.							PRELIMINARY - SUBJECT TO CHANGE